SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14 (a) of the
                Securities Exchange Act of 1934 (Amendment No.)



Filed by the Registrant                        [x]
Filed by a Party other than the Registrant     [ ]

Check the appropriate box:
[x]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12




                              Peoples Bancorp Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


      ---------------------------------------------------------------------
      (Name of Person Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
         --------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:
         --------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         --------------------------------------------------------


    (4) Proposed maximum aggregate value of transaction:
         --------------------------------------------------------

    (5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid: _________________________________
    (2)  Form, Schedule or Registration Statement No.: ___________
    (3)  Filing Party: ___________________________________________
    (4)  Date Filed: ____________________________________________

                                        March 5, 2004



Dear Peoples Bancorp Shareholder(s):

         Enclosed is your Notice of Annual meeting, Proxy Statement and Revocable Proxy, along with Peoples' Summary Annual Report and Form 10-K. Please sign the Revocable Proxy and return it in the envelope provided. If you attend the Annual Meeting, you may withdraw your Proxy at the meeting and vote in person. Sending your Proxy assures you that your shares will be represented.

         Robert E. Evans, Robert W. Price and Paul T. Theisen have been nominated as Directors for re-election to terms of three years each.

         The following is also listed on the Proxy for your vote at this meeting:

1. To consider and vote on a proposal to adopt amendments to Article THREE of Peoples' Code of Regulations to designate additional officers to be elected by the directors and clarify and separate the roles of the officers.

         At this time, we know of no other business to be presented for Stockholder consideration.

         Please take time to review your company's progress, detailed in Peoples' Summary Annual Report and Form 10-K. We urge you to take advantage of the many financial services offered by our Bank. Your recommendation of these services to your associates, friends and neighbors is an excellent way to aid Peoples Bancorp toward continued progress.

         You may access Peoples' home page on the internet at http://www.peoplesbancorp.com.


                                Sincerely,

                                PEOPLES BANCORP, INC.

                            /S/ RUTH I. OTTO

                                Ruth I. Otto
                                Corporate Secretary

Enclosures

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              PEOPLES BANCORP INC.
                                 Marietta, Ohio
                                  March 5, 2004


To the Shareholders of Peoples Bancorp Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Peoples Bancorp Inc. ("Peoples") will be held at 10:30 A.M., local time in Marietta, Ohio, on Thursday, April 8, 2004, in the Ball Room, Holiday Inn, 701 Pike Street, Marietta, Ohio (Interstate 77, Ohio exit 1), for the following purposes:


        1. To elect the following directors for terms of three years each:

              Nominee                                     Term Expires In
              ------------------------------------------------------------
              Robert E. Evans      (for re-election)                2007
              Robert W. Price      (for re-election)                2007
              Paul T. Theisen      (for re-election)                2007


        2. To consider and vote on a proposal to adopt amendments to Article THREE of Peoples' Code of Regulations to designate additional officers to be elected by the directors and clarify and separate the roles of the officers.

        3. To transact any other business which properly comes before the Annual Meeting or any adjournment.

         Shareholders of record at the close of business on February 16, 2004, will be entitled to receive notice of and to vote at the Annual Meeting.


         You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy card promptly in the enclosed envelope.


         Peoples' 2003 Annual Report to Shareholders and Form 10-K for the Year Ended December 31, 2003, and 2003 Summary Annual Report accompany this notice and proxy statement.

By Order of the Board of Directors,

/s/ RUTH I. OTTO

Ruth I. Otto
Corporate Secretary

                              PEOPLES BANCORP INC.
                                138 Putnam Street
                                  P.O. Box 738
                            Marietta, Ohio 45750-0738
                                 (740) 374-6136
                             www.peoplesbancorp.com

                                 PROXY STATEMENT

         This proxy statement is being furnished to shareholders of Peoples Bancorp Inc., an Ohio corporation ("Peoples"), in connection with the solicitation of proxies by the Board of Directors of Peoples for use at the Annual Meeting of Shareholders of Peoples (the "Annual Meeting") called to be held on Thursday, April 8, 2004, or at any adjournment. The Annual Meeting will be held at 10:30 A.M., local time in Marietta, Ohio, in the Ball Room, Holiday Inn, 701 Pike Street, Marietta, Ohio (Interstate 77, Ohio exit 1). This proxy statement and the accompanying proxy card were first sent or given to shareholders on or about March 5, 2004.

         Peoples has four wholly-owned subsidiaries, Peoples Bank, National Association ("Peoples Bank"), Peoples Investment Company, PEBO Capital Trust I and PEBO Capital Trust II. Peoples Bank also owns an insurance agency subsidiary and an asset management subsidiary. Peoples Investment Company also owns a capital management subsidiary.

         A proxy card for use at the Annual Meeting accompanies this proxy statement. Shareholders may use their proxy cards if they are unable to attend the Annual Meeting in person or wish to have their common shares voted by proxy even if they do attend the Annual Meeting. Without affecting any vote previously taken, any shareholder appointing a proxy may revoke it at any time before it is actually voted by filing with the Secretary of Peoples, at the address set forth on the cover page of this proxy statement, written notice of such revocation; by executing a later-dated proxy card which is received by Peoples prior to the Annual Meeting; or, if you are the registered shareholder, by attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a previously appointed proxy.

         Only shareholders of record at the close of business on February 16, 2004 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, 10,709,081 common shares were outstanding and entitled to vote. Each common share entitles the holder to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the common shares outstanding. There is no cumulative voting with respect to the election of directors.

         Shareholders holding common shares in "street name" with a broker/dealer, financial institution, or other holder of record should review the information provided to them by such holder of record. This information will set forth the procedures to be followed in instructing the holder of record how to vote the "street name" common shares and how to revoke previously given instructions.

         Peoples will bear the costs of preparing and mailing this proxy statement, the accompanying proxy card and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of Peoples and its subsidiaries by further mailing, telephone, facsimile, or personal contact. Peoples will also pay the standard charges and expenses of broker/dealers, voting trustees, financial institutions and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding such materials to, and obtaining proxies from, the beneficial owners of common shares entitled to vote at the Annual Meeting.

          If a shareholder is a participant in the Peoples Bancorp Inc. Retirement Savings Plan and common shares have been allocated to such individual's account in the Retirement Savings Plan, the shareholder is entitled to instruct the trustee of the Retirement Savings Plan how to vote those common shares. These shareholders may receive their proxy cards separately. If a participant gives no instructions to the trustee of the Retirement Savings Plan, the trustee will not vote those common shares.

         The inspectors of election appointed for the Annual Meeting will tabulate the results of shareholder voting. Common shares represented by properly executed proxies returned to Peoples prior to the Annual Meeting will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked "ABSTAIN," "AGAINST" or "FOR ALL EXCEPT" or not at all. Broker/dealers who hold common shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters such as the election of directors, but broker/dealers may not vote such common shares on non-routine matters without specific instructions from the customer who owns such common shares. Proxies that are signed and submitted by broker/dealers that have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Broker non-votes count toward the establishment of a quorum for the Annual Meeting.

         The 2003 Annual Report to Shareholders and Form 10-K for the Year Ended December 31, 2003 (the "2003 Annual Report to Shareholders") and the 2003 Summary Annual Report are being delivered with this proxy statement. Additional copies of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 2003 may be obtained, without charge, upon request to Ruth I. Otto, Peoples' Corporate Secretary, at P.O. Box 738, 138 Putnam Street, Marietta, Ohio 45750-0738. The Form 10-K is also on file with the Securities and Exchange Commission (the "SEC").

                           DELIVERY OF PROXY MATERIALS
                                  TO HOUSEHOLDS

         Annually, Peoples provides each registered shareholder at a shared address, not previously notified, with a separate notice of Peoples' intention to household proxy materials. The record holder notifies beneficial shareholders (those who hold common shares through a financial institution, broker/dealer or other record holder) of the householding process. Those registered and beneficial shareholders who share an address and have not opted-out (as defined below) of the householding process will receive only one copy of the 2003 Annual Report to Shareholders, the 2003 Summary Annual Report and this proxy statement. A separate proxy card and a separate Notice of Annual Meeting of Shareholders will continue to be included for each shareholder at the shared address.

         Registered shareholders who share an address and would like to receive a separate 2003 Annual Report to Shareholders, a separate 2003 Summary Annual Report and/or a separate proxy statement (to "opt-out"), or have questions regarding the householding process, may contact the Corporate Secretary of Peoples by calling (740) 374-6136 or by a written request addressed to the Corporate Secretary of Peoples at P.O. Box 738, 138 Putnam Street, Marietta, Ohio 45750-0738. Promptly upon request, a separate 2003 Annual Report to Shareholders, a separate 2003 Summary Annual Report and/or a separate proxy statement will be sent. By contacting the Corporate Secretary, registered shareholders sharing an address can also (i) notify Peoples that the registered shareholders wish to receive separate annual reports and proxy statements in the future or (ii) request delivery of a single copy of annual reports or proxy statements in the future if they are receiving multiple copies. Beneficial shareholders should contact their broker/dealers, financial institution, or other record holders for specific information on the householding process as it applies to those beneficial shareholders.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by the only person known to Peoples to be the beneficial owner of more than 5% of the outstanding common shares:

         Name and Address of      Amount and Nature of
          Beneficial Owner        Beneficial Ownership   Percent of Class (1)
          ----------------        --------------------   --------------------

        Peoples Bank - Trustee
        138 Putnam Street
        Marietta, OH  45750            1,072,719 (2)          10.02%


(1) The percent of class is based on 10,709,081 common shares outstanding and entitled to vote on the Record Date.

(2) Includes Peoples Bank's beneficial ownership through Peoples Financial Advisors group (formerly known as the Investment and Trust Division of Peoples Bank) in the following manner: 154,187 common shares with shared investment and sole voting power; 687,705 common shares with shared investment and voting power; 157,665 common shares with sole voting and investment power; and 73,162 common shares with sole investment and shared voting power. The officers and directors of Peoples Bank and Peoples disclaim beneficial ownership of these common shares by reason of their positions.

       The following table sets forth, as of the Record Date, certain information with respect to the common shares beneficially owned by each current director of Peoples, by each nominee for election as a director of Peoples, by each executive officer of Peoples named in the Summary Compensation Table and by all current executive officers and directors of Peoples as a group:



                                      Amount and Nature of Beneficial Ownership (1)
                                      ---------------------------------------------
                                          Common Shares Which Can Be Acquired Upon
                                            Upon Exercise of Options Currently
         Name of           Common Shares   Exercisable or Will Become Exercisable
    Beneficial Owner       Presently Held          Within 60 Days                  Total   Percent of Class (2)
    ----------------       --------------           --------------                  -----   ----------------
Carl L. Baker, Jr.           23,219(3)                  8,213                       31,432         (4)
David B. Baker (5)           12,095(6)                 35,025                       47,120         (4)
Mark F. Bradley (5)           3,625(7)                 12,656                       16,281         (4)
George W. Broughton         172,893(8)                  7,216                      180,109        1.68%
Frank L. Christy             79,064(9)                  2,633                       81,697         (4)
Wilford D. Dimit            41,852(10)                 10,616                       52,468         (4)
Robert E. Evans (5)        181,909(11)                 51,476                      233,385        2.17%
Larry E. Holdren (5)        21,158(12)                 15,493                       36,651         (4)
Robert W. Price             12,911(13)                  1,155                       14,066         (4)
Paul T. Theisen             24,119(14)                 14,945                       39,064         (4)
Thomas C. Vadakin (15)      16,235(16)                      0                       16,235         (4)
Joseph H. Wesel             38,532(17)                 12,851                       51,383         (4)
Joseph S. Yazombek (5)      29,848(18)                 28,025                       57,873         (4)

All directors and
executive officers as a
group (numbering 15)
                           703,040(19)                247,557                      950,597        8.68%
  --------------------

(1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share. The mailing address of each of the current executive officers and directors of Peoples is 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738.

(2) The "percent of class" computation is based upon the sum of (i) 10,709,081 common shares outstanding and entitled to vote on the Record Date and (ii) the number of common shares as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will become exercisable within 60 days of the Record Date.

(3) Includes 6,352 common shares held by B & N Coal, Inc., as to which Mr. Baker exercises shared voting and investment power. Also includes 6,943 common shares held by Mr. Baker as Trustee of the Gilbert Baker Trust, as to which Mr. Baker is Trustee and exercises sole voting and investment power. Does not include 237 common shares accrued to Mr. Baker's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Baker has no voting or investment power. Does not include 32,006 common shares held in the Jewell Baker Trust, as to which Mr. Baker is a beneficiary but has no voting or investment power.

(4)  Reflects ownership of less than 1% of outstanding common shares of Peoples.

(5) Executive officer of Peoples named in the Summary Compensation Table. Mr. Evans and Mr. Bradley also serve as Directors of Peoples.

(6) Includes 12,095 common shares held jointly by Mr. Baker and his wife, as to which Mr. Baker exercises shared voting and investment power.

(7) Does not include 735 common shares accrued to Mr. Bradley's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Bradley has no voting or investment power. Includes 3,291 common shares allocated to the account of Mr. Bradley in the Peoples Bancorp Inc. Retirement Savings Plan as to which Mr. Bradley has the power to direct the voting and investment.

(8) Includes 7,463 common shares held by Mr. Broughton as custodian for his children, as to which Mr. Broughton has sole voting and investment power and claims beneficial ownership. Includes 558 common shares held by Broughton Commercial Properties, LLC, as to which Mr. Broughton exercises shared voting and investment power. Includes 16,637 common shares held by Mr. Broughton as Trustee of the George W. Broughton and Nancy R. Broughton Retained Annuity Trust, as to which Mr. Broughton has shared voting and investment power. Includes 12,774 common shares held in an IRA account by Peoples Bank as custodian, as to which Mr. Broughton exercises shared voting and investment power. Does not include 16,333 common shares held of record and beneficially owned by Mr. Broughton's wife, as to which Mr. Broughton has no voting or investment power and disclaims beneficial ownership. Does not include 1,172 common shares accrued to Mr. Broughton's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Broughton has no voting or investment power.

(9) Includes 8,670 common shares held in the Frank L. Christy Investment Agency Account, as to which Mr. Christy exercises shared voting and investment power. Also includes 70,115 common shares held in the Riverbank Restaurants Inc. Agency Account, as to which Mr. Christy exercises shared voting and investment power.

(10) Includes 22,665 shares held jointly by Mr. Dimit with his wife, as to which Mr. Dimit exercises shared voting and investment power. Does not include 15,134 common shares accrued to Mr. Dimit's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Dimit has no voting or investment power.

(11) Includes 35,395 common shares allocated to the account of Mr. Evans in the Peoples Bancorp Inc. Retirement Savings Plan, as to which Mr. Evans has the power to direct the voting and investment. Does not include 23,204 common shares held of record and owned beneficially by Mr. Evans' wife, nor 4,200 common shares held jointly by Mr. Evans' wife and their son, as to which common shares Mr. Evans has no voting or investment power and disclaims beneficial ownership. Does not include 13,682 common shares accrued to Mr. Evans' account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Evans has no voting or investment power.

(12) Includes 6,264 common shares held jointly by Mr. Holdren and his wife, as to which Mr. Holdren exercises shared voting and investment power. Includes 14,894 common shares allocated to the account of Mr. Holdren in the Peoples Bancorp Inc. Retirement Savings Plan, as to which Mr. Holdren has the power to direct the voting and investment.

(13) Includes 10,745 common shares held in the Robert W. Price Investment Account at Peoples Bank, as to which Mr. Price shares investment and voting power. Does not include 1,826 common shares accrued to Mr. Price's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Price has no voting or investment power.

(14) Does not include 5,300 common shares accrued to Mr. Theisen's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Theisen has no voting or investment power.

(15) Under Section 2.01 of Peoples' Code of Regulations, Mr. Vadakin is not eligible for nomination and re-election as a director. He will retire as a director upon the expiration of his term at the Annual Meeting.

(16) Includes 15,703 common shares in the Thomas C. Vadakin Investment Account at Peoples Bank, as to which Mr. Vadakin shares investment and voting power.

(17) Does not include 16,474 common shares held of record and beneficially owned by Mr. Wesel's wife, as to which Mr. Wesel has no voting or investment power and disclaims beneficial ownership. Does not include 7,234 common shares accrued to Mr. Wesel's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Wesel has no voting or investment power. Does not include 36,939 common shares in the Joseph and Lu Wesel Grandchildren's Trust, as to which Peoples Bank has sole investment and voting power.

(18) Includes 16,950 common shares held jointly by Mr. Yazombek and his wife, as to which Mr. Yazombek exercises shared voting and investment power. Includes 12,899 common shares allocated to the account of Mr. Yazombek in the Peoples Bancorp Inc. Retirement Savings Plan as to which Mr. Yazombek has the power to direct the voting and investment.

(19) Includes common shares held jointly by directors and executive officers with other persons, as well as 92,310 common shares allocated to the accounts of all executive officers of Peoples in the Peoples Bancorp Inc. Retirement Savings Plan. See notes (3) and (5) through (18) above.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To Peoples' knowledge, based solely on a review of reports furnished to Peoples and written representations that no other reports were required, during the fiscal year ended December 31, 2003 (the "2003 fiscal year"), all filing requirements applicable to officers, directors and greater than 10% beneficial owners of Peoples' common shares under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), were complied with, except as noted below:

    1. Donald J. Landers made a late filing of his Form 3 on August 26, 2003 to report his becoming chief accounting officer on June 30, 2003 and filed amended Forms 3 on August 27, 2003 and September 12, 2003 to report the correction of the event date.

    2. John W. Conlon filed two late Forms 4. One Form 4 reported one option grant of both incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") made to him on March 27, 2003 (which was reported on April 11, 2003), and the other reported two option exercises and two sales of common shares on July 30, 2003 (which were reported on August 5, 2003).

    3. Robert E. Evans filed two late Forms 4. One Form 4 reported one option grant of both ISOs and NQSOs made to him on March 27, 2003 (which was reported on April 11, 2003), and the other reported one transaction involving the allocation of deferred compensation occurring on July 1, 2003 (which was reported on July 10, 2003).


    4. Mark F. Bradley filed two late Forms 4. One Form 4 reported one option grant of both ISOs and NQSOs made to him on March 27, 2003 (which was reported on April 11, 2003), and the other reported one transaction involving the allocation of deferred compensation occurring on July 1, 2003 (which was reported on July 10, 2003).

    5. Each of David B. Baker, Larry E. Holdren, Carol A. Schneeberger and Joseph S. Yazombek filed one late Form 4 reporting one option grant of both ISOs and NQSOs made to each executive officer on March 27, 2003 (which was reported on April 11, 2003).

    6.   Each of Carl L. Baker, Jr., George W. Broughton, Wilford D. Dimit, Rex
         E. Maiden, Robert W. Price, Paul T. Theisen and Joseph H. Wesel filed one late Form 4 reporting one transaction involving the allocation of deferred compensation occurring on July 1, 2003 (which was reported on July 10, 2003).



                        TRANSACTIONS INVOLVING MANAGEMENT

         Paul T. Theisen is Of Counsel to and an independent contractor with the law firm of TheisenBrock which rendered legal services to Peoples and its subsidiaries during Peoples' 2003 fiscal year and is expected to render legal services to Peoples and its subsidiaries during Peoples' 2004 fiscal year.

         During Peoples' 2003 fiscal year, Peoples Bank entered into banking transactions, in the ordinary course of business, with certain executive officers and directors of Peoples, with members of their immediate families, and with corporations for which directors of Peoples serve as executive officers. It is expected that similar banking transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and the collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Peoples or its subsidiaries. These loans have been subject to, and are presently subject to, no more than a normal risk of uncollectibility, and present no other unfavorable features. The aggregate amount of loans to directors and executive officers of Peoples, and affiliates of these directors and executive officers, as a group at December 31, 2003, was $1,869,242. This does not include the aggregate amount of $17,620,259 in loans to individuals acting in the sole capacity as directors or executive officers of subsidiaries of Peoples, and affiliates of these directors and executive officers. As of the date of this proxy statement, all of the loans described in this paragraph are performing loans in accordance with their original terms.

                              ELECTION OF DIRECTORS
                                (Item 1 on Proxy)

         Pursuant to Peoples' Code of Regulations, the Board of Directors has fixed the number of directors at 11, divided into three classes with regular three-year staggered terms. Four directors are to be in the class whose terms expire in 2004, (and are to be elected for new terms expiring in 2007) four in the class whose terms expire in 2005 and three in the class whose terms expire in 2006. The election of each class of directors is a separate election.

         Rex E. Maiden, who was in the class of directors whose terms expire in 2005, died on January 5, 2004. Under Section 2.01 of Peoples' Code of Regulations, Thomas C. Vadakin, who is in the class of directors whose terms expire in 2004, is not eligible for nomination and re-election as a director and will retire upon the expiration of his term at the Annual Meeting. As a result of Mr. Maiden's death and Mr. Vadakin's retirement following the annual meeting, one vacancy will exist in each of the class of directors whose terms expire in 2005 and the class of directors whose terms expire in 2007. The Board of Directors has not named nominees in this proxy statement for election to the Board to succeed Messrs. Maiden and Vadakin. The Governance and Nominating Committee is in the process of identifying and evaluating qualified candidates, and it is expected that the process will be completed after the Annual Meeting. Upon the Board's acceptance of recommendations from the Governance and Nominating Committee, the Board will appoint an additional director to serve for a term expiring at the Annual Meeting in 2005 and an additional director to serve for a term expiring at the Annual Meeting in 2007. The proxies cannot be voted at the Annual Meeting for more than three nominees for election as directors in the class whose terms expire in 2007.

         The Board of Directors has reviewed, considered and discussed each director's relationships, either directly or indirectly, with Peoples and its subsidiaries and the compensation each director receives, directly or indirectly, from Peoples and its subsidiaries in order to determine whether such director meets the current independence requirements of The NASDAQ Stock Market, Inc. ("NASDAQ") Corporate Governance Standards, and has determined that the Board has at least a majority of independent directors. The Board of Directors has determined that each of the following directors has no financial or personal ties, either directly or indirectly, with Peoples or its subsidiaries (other than compensation as a director of Peoples and its subsidiaries, banking relationships in the ordinary course of business with Peoples Bank and ownership of common shares of Peoples as described in this proxy statement) and thus qualifies as independent: Carl L. Baker, Jr.; George W. Broughton; Frank L. Christy; Wilford D. Dimit; Robert W. Price; Paul T. Theisen; and Joseph H. Wesel.

         The Board of Directors proposes that each of the three nominees identified below be re-elected for a three-year term and until his successor is duly elected and qualified or until the earlier of his resignation, removal from office, or death. The three nominees for election as directors in the class whose terms expire in 2007 receiving the greatest number of votes will be elected. Common shares represented by properly executed and returned proxies will be voted FOR the election of the Board of Directors' nominees unless authority to vote for one or more nominees is withheld. Common shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy.

         The following table gives certain information concerning each nominee for re-election as a director of Peoples. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.


                                                                                          Director         Nominee
                                    Position(s) Held with Peoples and Its               Continuously      For Term
   Nominee              Age    Principal Subsidiaries and Principal Occupation(s)          Since         Expiring In
----------------        ---    ------------------------------------------------------   ------------     -----------
Robert E. Evans          63    Chairman  of the Board since July 2003,  and  President,      1980           2007
                               and Chief  Executive  Officer  since  1980,  of Peoples;
                               Chief  Executive  Officer  and  Chairman of the Board of
                               Peoples Bank. (1)

 Robert W. Price         40    Operations  Manager,  Shelly  Materials,  Inc. Columbus       2000           2007
                               District,  a  division  of  The  Shelly  Company  since
                               2002.   The   Shelly   Company   is  an   asphalt   and
                               construction   materials   company   headquartered   in
                               Thornville,  Ohio,  and a  wholly-owned  subsidiary  of
                               Oldcastle  Materials  Group,  a  division  of CRH  plc.
                               Formerly  President  of:  Smith  Concrete  and  related
                               companies.

 Paul T. Theisen (2)     73    Attorney-At-Law.  Currently  active as a  mediator  and       1980           2007
                               arbitrator. For more than 40 years, was a
                               litigator with TheisenBrock, Attorneys at Law
                               Marietta, Ohio, and has been Of Counsel with that
                               firm since 1998. (1)
---------------------

(1) Also a director of Peoples Bank. Mr. Evans also served as President of Peoples Bank from 1987 until 2002.

(2)  Thomas C. Vadakin and Paul T. Theisen are brothers-in-law.



      While it is contemplated that all nominees will stand for re-election, if one or more nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for re-election as a director, the individuals designated as proxy holders reserve full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees named above will be unavailable or unable to serve if elected to the Board.

      The following table gives certain information concerning the current directors who will continue to serve after the Annual Meeting. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

                                                                                               Director         Term
                                    Position(s) Held with Peoples and Its                    Continuously      Expires
   Name                 Age    Principal Subsidiaries and Principal Occupation(s)               Since            In
----------------        ---    ------------------------------------------------------        ------------     ---------
Carl L. Baker, Jr.       41    President and CEO, B & N Coal,  Inc., a mining,  reclamation,     2000            2006
                               and construction  concern in Southeastern  Ohio;  Co-Owner of
                               Sharon Stone Company,  a limestone and slag producer in Noble and Washington  Counties,  Ohio;  Owner of Dexter  Hardwoods,
                               Inc.,  a  hardwood  sawmill  located in Noble  County,  Ohio.
                               Partner in Belpre  Sand & Gravel  Company,  a sand and gravel operation  located  in  Little  Hocking,  Washington  County,
                               Ohio, since 2002.

Mark F. Bradley          34    Director of Peoples since  February 2003 and Chief  Operating     2003            2005
                               Officer of Peoples since July 2003;  Executive Vice President and Chief  Integration  Officer of Peoples from April 2002 to
                               July 2003;  President and Chief Operating  Officer of Peoples
                               Bank since 2002;  Controller of Peoples and Peoples Bank from
                               1997 to 2001;  Director of Peoples Insurance Agency Inc. from
                               January 2004 to present. (1)

George W. Broughton      46    President of GWB Specialty Foods,  LLC, an ice cream,  frozen     1994            2006
                               food, and coffee service distributor;  President of Broughton
                               Commercial  Properties,  LLC, a commercial  properties rental
                               company;   Chairman  of  Broughton  Foundation,  a  nonprofit
                               charitable  foundation,  and Broughton  Park, a park facility owned by the Broughton  Foundation  and made available to the public;  and  President and  Controller  of George  Broughton
                               Family  LLC,  an  asset  management  company,  all  based  in
                               Marietta, Ohio.  (1)

Frank L. Christy         56    President   of  Christy  &   Associates,   Inc.,  a  business     1999            2005
                               development company located in Marietta,  Ohio;  President of
                               Lafayette  Center,  Inc.  and  Riverbank  Restaurants,  Inc.;
                               Chairman of Caron  Products  and  Services,  Inc.,  and Rossi
                               Pasta Factory, Inc.

Wilford D. Dimit         69    President  of  First  Settlement,  Inc.,  Marietta,  Ohio,  a     1993            2006
                               retail clothing store, shoe store and restaurant. (1)

Joseph H. Wesel          74    President  of W.D.A.,  Inc.,  Marietta,  Ohio,  a real estate     1980            2005
                               holding  company;  Chairman  and Chief  Executive  Officer of
                               Marietta  Automotive  Warehouse,  Inc.,  Marietta,  Ohio,  an
                               automotive parts wholesaler,  from 1978 until 2001;  Chairman of the Board  from  1991  until  July 2003 and Vice  Chairman since July 2003, of Peoples. (1)
  ----------------------

(1) Also a director of Peoples Bank.



         The Board of Directors held a total of twelve meetings during Peoples' 2003 fiscal year. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees on which he served, in each case during his period of service.

         Peoples encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the incumbent directors and director nominees attended Peoples' last annual meeting of shareholders held on April 10, 2003.

         Although Peoples has not to date developed formal processes by which shareholders may communicate directly with directors, it believes that the informal process, in which any communication sent to the Board either generally or in care of the Chief Executive Officer, Corporate Secretary, or another corporate officer is forwarded to all members of the Board, has served the Board's and Peoples' shareholders' needs. There is no screening process, and all shareholder communications that are received by officers for the Board's attention are forwarded to the Board.

         In view of recently adopted SEC disclosure requirements related to this issue, the Governance and Nominating Committee may consider development of more specific procedures. Until any other procedures are developed and posted on the "Corporate Governance and Code of Ethics and Ethics Hotline" page of Peoples' website at www.peoplesbancorp.com, any communication to the Board may be mailed to the Board, in care of Peoples' Corporate Secretary, at Peoples' headquarters in Marietta, Ohio. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." In addition, communication via Peoples' website may be used. Correspondence through the investor relations/shareholder information page of the website is also directed to the Corporate Secretary. All such communications, whether via mail or the website, must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Secretary will make copies of all such communications and circulate them to the appropriate director or directors.

COMMITTEES OF THE BOARD

         The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, and the Governance and Nominating Committee.



Audit Committee
---------------

         The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors, which is attached to this proxy statement as Appendix A. A current copy of the charter of the Audit Committee is also posted on the "Corporate Governance and Code of Ethics and Ethics Hotline" page of Peoples' website at www.peoplesbancorp.com. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board for approval. The Audit Committee is responsible for:

     o overseeing the accounting and financial reporting processes of Peoples;

     o overseeing the audits of the consolidated financial statements of Peoples;

     o appointing, compensating and overseeing the independent auditors employed by Peoples for the purpose of preparing or issuing an audit report or performing related work;

     o establishing procedures for the receipt, retention and treatment of complaints received by Peoples regarding accounting, internal accounting controls or auditing matters; and

     o    assisting the Board of Directors in the oversight of:

          o the performance of Peoples' internal auditors and independent auditors,

          o    the independent auditors' qualifications and independence, and

          o Peoples' compliance with ethics policies and legal and regulatory requirements.

The Audit Committee will also carry out such other responsibilities as may be delegated to the Audit Committee by the full Board. The Audit Committee held six meetings during the 2003 fiscal year.

         The members of the Audit Committee are Wilford D. Dimit, Chairman, and Carl L. Baker, Jr., George W. Broughton, Frank L. Christy, Robert W. Price, Thomas C. Vadakin and Joseph H. Wesel. Each member of the Audit Committee qualifies as independent under the NASDAQ Corporate Governance Standards and Rule 10A-3 promulgated under Section 10A(m)(3) of the Exchange Act. None of the members of the Audit Committee is an affiliated person of Peoples or any of its subsidiaries other than in his capacity as a member of the Board of Directors of Peoples (and committees thereof) and, in the case of Messrs. Dimit, Broughton, Vadakin and Wesel, a member of the Board of Directors of Peoples Bank (and committees thereof). None of the members of the Audit Committee has received or accepted, directly or indirectly, any consulting, advisory, or other compensatory fee from Peoples or any of its subsidiaries other than ordinary fees and benefits received in his capacity as a director of Peoples (and committee member) and, in the case of Messrs. Dimit, Broughton, Vadakin and Wesel, as a director of Peoples Bank (and committee member).

         Each member of the Audit Committee has substantial background and experience as the chief executive officer of his respective business or profession. Collectively, the members have 43 years of service on the Audit Committee of Peoples and 96 years of service on the Audit Committee of Peoples Bank. Under rules adopted by the SEC, Peoples is required to disclose whether it has an "audit committee financial expert" serving on its Audit Committee. The Board of Directors has determined that, while the Board believes that each of the members of the Audit Committee is highly qualified to discharge his duties, it is appropriate to disclose that the Board has not designated any particular member of the Audit Committee as qualifying as an "audit committee financial expert" under the SEC's rules. The Board of Directors has determined that each of the members of the Audit Committee is capable of (i) understanding accounting principles generally accepted in the United States ("US GAAP") and financial statements, (ii) assessing the general application of US GAAP in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating Peoples' consolidated financial statements, (iv) understanding internal control over financial reporting, and (v) understanding audit committee functions, all of which are attributes of an "audit committee financial expert" under the SEC's rules. As the Board of Directors, and more specifically the Governance and Nominating Committee, consider new directors of Peoples, one of the criteria to be strongly considered will be the financial background and expertise of prospective Board members. It is Peoples' long-term intention to continue to strengthen the financial expertise of the Board of Directors through the normal course of adding new directors.

Compensation Committee
----------------------

         The Compensation Committee is comprised of five directors who satisfy the independence requirements of the NASDAQ Corporate Governance Standards and applicable rules and regulations of the SEC: Joseph H. Wesel, Chairman; Carl L. Baker, Jr.; Frank L. Christy; Wilford D. Dimit; and Thomas C. Vadakin. Rex E. Maiden served as a member of the Compensation Committee until his death on January 5, 2004. The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A current copy of the charter of the Compensation Committee is posted on the "Corporate Governance and Code of Ethics and Ethics Hotline" page of Peoples' website at www.peoplesbancorp.com. The Compensation Committee periodically reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board for approval.

         The purpose of the Compensation Committee is to review and approve, on behalf of the Board of Directors, management recommendations regarding all forms of compensation, including stock-based compensation, to be provided to the executive officers and directors of Peoples and its subsidiaries and all bonus and stock-based compensation, incentives, perquisites, employee benefits, salary programs and human resources policies and procedures for all employees of Peoples and its subsidiaries. The Compensation Committee is responsible for reviewing and approving goals and objectives relevant to the compensation of Peoples' executive officers and other officers designated by the Board of Directors, evaluating such officers' performance in light of those goals and objectives and determining compensation based on that evaluation. The Compensation Committee acts as the administrator of Peoples' Amended and Restated 1993 Stock Option Plan, 1995 Stock Option Plan, 1998 Stock Option Plan and 2002 Stock Option Plan and approves awards as required to comply with applicable tax laws. The Compensation Committee also advises the Board on management succession and development matters. The Compensation Committee will undertake such other responsibilities as the full Board may prescribe. The Compensation Committee held six meetings during the 2003 fiscal year.

Executive Committee
-------------------

         The Executive Committee is comprised of the six directors: Mark F. Bradley, Robert E. Evans, Robert W. Price, Paul T. Theisen, Thomas C. Vadakin, and Joseph H. Wesel. The Executive Committee is authorized to act in the intervals between meetings of the directors on matters delegated by the full Board. There were no meetings of the Executive Committee during the 2003 fiscal year.

Governance and Nominating Committee
-----------------------------------

         In 2003, the Board of Directors formally developed a Governance and Nominating Committee. The members of the Governance and Nominating Committee are George W. Broughton, Wilford D. Dimit, Robert W. Price, Paul T. Theisen, and Joseph H. Wesel. Mr. Wesel serves as the Chairman of the Governance and Nominating Committee. The Board of Directors has determined that all of the Governance and Nominating Committee members meet the current independence requirements of NASDAQ Corporate Governance Standards and applicable rules and regulations of the SEC. The purposes of the Governance and Nominating Committee are:

     o to identify qualified candidates for election, nomination or appointment to the Board and recommend to the full Board a slate of director nominees for each annual meeting of the shareholders of Peoples or as vacancies occur;

     o to make recommendations to the full Board and the Chairman of the Board regarding assignment and rotation of members and chairs of committees of the Board;

     o to oversee matters of corporate governance, including the evaluation of Board performance and processes;

     o to review with the Chairman of the Board, or other director designated by the full Board, issues involving potential conflicts of interest and/or any change of status of directors pursuant to applicable law and the applicable provisions of Peoples' Code of Ethics for Directors, Officers and Employees or Peoples' Code of Regulations;

     o    to recommend the number of members to serve on the Board;

     o to periodically review Peoples' Code of Ethics for Directors, Officers and Employees and recommend to the full Board changes, as necessary; and

     o to undertake such other responsibilities as may be referred to the Governance and Nominating Committee by the full Board or the Chairman of the Board.

         The charter of the Governance and Nominating Committee is posted on the "Corporate Governance and Code of Ethics and Ethics Hotline" page of Peoples' website at www.peoplesbancorp.com. The Governance and Nominating Committee periodically reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full board for approval. The Governance and Nominating Committee held one meeting during the 2003 fiscal year.


NOMINATING PROCEDURES

         As described above, Peoples has a standing Governance and Nominating Committee that has the responsibility to identify and recommend individuals qualified to become directors. Each candidate must satisfy the eligibility requirements set forth in Peoples' Code of Regulations. To be eligible for election as a director, an individual must be a shareholder of Peoples. In addition, the individual must either (i) serve as chief executive officer or in another position of active leadership with a business or professional interest located within the geographic area served by Peoples and its subsidiaries or
(ii) serve as an executive officer of Peoples or one of its subsidiaries. However, the qualification on the proceeding sentence does not apply to individuals elected as initial directors of Peoples in 1980. An individual will not be eligible for nomination and re-election as a director after five years has passed since the individual ceased to hold the executive or leadership position satisfying the eligibility requirement. This five-year limitation does not apply, however, to an individual who retires from service as the Chairman of the Board or the Chief Executive Officer of Peoples.

         When considering potential candidates for the Board, the Governance and Nominating Committee strives to assure that the composition of the Board, as well as its practices and operation, contribute to value creation and to the effective representation of Peoples' shareholders. The Governance and Nominating Committee may consider those factors it deems appropriate in evaluating director candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to Peoples, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Governance and Nominating Committee.

         In considering candidates for the Board, the Governance and Nominating Committee evaluates the entirety of each candidate's credentials and, other than the eligibility requirements set forth in Peoples' Code of Regulations, does not have any specific minimum qualifications that must be met by a Governance and Nominating Committee-recommended nominee. However, the Governance and Nominating Committee does believe that all members of the Board should have the highest character and integrity; a reputation for working constructively with others; sufficient time to devote to Board matters; and no conflict of interest that would interfere with performance as a director.

         The Governance and Nominating Committee considers candidates for the Board from any reasonable source, including shareholder recommendations. The Governance and Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms.

         Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Corporate Secretary of Peoples at Peoples' executive offices in Marietta, Ohio, giving the candidate's name, age, business address, residence address, principal occupation or employment and number of common shares beneficially owned. The recommendation should also describe the qualifications, attributes, skills or other qualities of the recommended director candidate. A written statement from the candidate consenting to be named as a director candidate and, if nominated and elected, to serve as a director should accompany any such recommendation.

         Shareholders who wish to nominate an individual for election as a director at an annual meeting of the shareholders of Peoples must comply with Peoples' Code of Regulations regarding shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to the Corporate Secretary of Peoples not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days' notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Corporate Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Each nomination must contain the following information to the extent known by the nominating shareholder: (a) the name, age, business address and residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the number of common shares beneficially owned by each proposed nominee and by the nominating shareholder; and (d) any other information required to be disclosed with respect to a nominee for election as a director under the proxy rules promulgated under the Exchange Act. Each such notification must be accompanied by the written consent of the proposed nominee to serve as a director of Peoples if elected. Nominations not made in accordance with Peoples' Code of Regulations will not be considered.



                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee meets periodically to review and recommend for approval by the Board of Directors salaries, bonuses, employment agreements and employee benefits plans for officers and employees, including executive officers of Peoples. The Compensation Committee also supervises the operation of Peoples' compensation plans, selects those eligible employees who may participate in each plan (where selection is permitted) and prescribes (where permitted under the terms of the plan) the terms of any options granted under any stock option plan of Peoples. In addition to evaluating the effectiveness and competitiveness of compensation plans through the use of available peer data, the Compensation Committee seeks the advice of an outside compensation consulting firm as needed. On January 8, 2004, the Board of Directors adopted a charter that formally outlines the duties of the Compensation Committee. The Compensation Committee met six times during the 2003 fiscal year.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits Peoples from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of Peoples' fiscal year and the four most highly compensated officers of Peoples, other than the chief executive officer, at the end of Peoples' fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation". Due to the fact that all executive officers of Peoples receive compensation at levels substantially below the $1 million deductibility limit, the Compensation Committee does not propose at this time to present for shareholder approval performance goals such as those provided in the Performance Compensation Program ("Program") discussed below. The 1995 Stock Option Plan, 1998 Stock Option Plan, and 2002 Stock Option Plan comply with Section 162(m) so that any compensation which may be received by executive officers of Peoples under those plans will qualify as "performance-based". The Compensation Committee will rely, from time to time, upon the advice of Peoples' General Counsel regarding the appropriateness of presenting the Program, or any similar non-equity plan, to shareholders.

         The Compensation Committee operates under the principle that the compensation of executive officers should be directly and significantly related to the financial performance of Peoples. The compensation philosophy of Peoples reflects a commitment to reward executive officers for performance through cash compensation and through plans designed to enhance the long-term commitment of officers and employees to Peoples and its subsidiaries. Peoples seeks to attract and retain quality talent, which is key to the short and long-term success of Peoples. In order to accomplish this goal, Peoples seeks to pay its executive officers base salaries that are competitive and generally comparable to the mid-range of salaries for similar positions of other financial institutions with similar demographics.

         The cash compensation program for executive officers consists of two elements, a base salary component and an incentive component payable under the Program. As previously described, the base salary is generally comparable to the mid-range of salaries for comparable positions of peer financial institutions. Incentive compensations plans are designed to provide a range of compensation that is comparable to peers also, but in which payouts vary based upon the performance of Peoples and the individual executive officer. The Compensation Committee reviewed comparative salary data for the executive officers from various sources of information including the 2002 SNL Executive Compensation Review for Banks & Thrifts prepared by SNL Securities for the publicly traded bank and thrift peer groups with assets between $1 and $5 billion; the 2002 Bank Compensation Survey as prepared by Crowe, Chizek and Company LLP for Midwestern banks; the 2002 Bank Cash Compensation Survey as prepared by The Delves Group; and the 2002 Compensation Survey and Benefits Survey as prepared by the Ohio Bankers League, the Indiana Bankers Association and the Michigan Bankers Association. The Compensation Committee approved a base salary increase of 3.45% for Mr. Evans for 2003 fiscal year to $300,000. The Compensation Committee was of the opinion the adjustments made were necessary and appropriate to provide reasonably competitive compensation.

         In late 1996, Peoples established the Program in which all employees of Peoples and its subsidiaries are eligible to participate. The Program is designed to reward all employees for balanced growth and increased profitability. The amount of the award available for distribution is based upon Peoples' performance with regard to specified performance goals. In 2003, the incentive payout for certain officers, including executive officers, was based on Peoples' consolidated financial results and individual performance as it related to certain individual qualitative and quantitative incentive objectives specifically related to their areas of responsibility and aligned with overall corporate objectives. The incentive payout for all other employees was equally based on Peoples' consolidated financial results and an assessment of their performance based on their individual job requirements. The allocation of the bases for the payout percentage may be adjusted on an annual basis.

         In 2003, the corporate performance goals focused equally on earnings per share, return on average equity, and the non-interest income leverage ratio, which is a measure of non-interest income relative to operating expense. Under the Program, current year performance was compared to the immediately prior year and rewarded employees for incremental growth in the key performance goals previously listed. Enhanced performance in relation to the performance goals results in higher incentive bonuses. During the 2003 fiscal year, minimum corporate performance goals were not met resulting in no payout in 2004, for the 2003 fiscal year, to Mr. Evans and the other executive officers.

         Peoples' long-term compensation program consists primarily of options granted under Peoples' stock option plans. The Compensation Committee believes that stock ownership by members of Peoples' management and stock-based performance compensation arrangements are important in aligning the interests of management with those of shareholders, generally in the enhancement of shareholder value. Options are granted with an exercise price equal to the fair market value of Peoples' common shares on the date of grant. If there is no appreciation in the fair market value of Peoples' common shares, the options are valueless. In the past several years, the Compensation Committee granted options based upon its subjective determination of the relative current and future contribution each officer has or may make to the long-term welfare of Peoples, however, beginning in 2002, option grants were based on the same criteria as the cash incentive component previously described, except when used as a part of recruitment packages. During the 2003 fiscal year, minimum corporate performance goals were not met and it is expected that no stock option grants will be made in 2004, for the 2003 fiscal year, to Mr. Evans and the other executive officers.

         In order to further enhance Mr. Evans' long-term commitment to Peoples Bank, Peoples Bank entered in a Deferred Compensation Agreement with him in 1976. Under this Agreement, Mr. Evans agreed to serve Peoples Bank as an employee until he reaches age 65 or until his earlier retirement, disability or death and agreed not to engage in activities in competition with Peoples Bank. The amount of $5,000 is automatically accrued to Mr. Evans' account upon the completion of each year of service to Peoples Bank until he reaches normal retirement age.

         At various times in the past, Peoples has adopted broad-based employee benefit plans in which Peoples' executive officers are permitted to participate on the same terms as non-executive officer employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

         To enhance the long-term commitment of the officers and employees of Peoples and its subsidiaries, Peoples established the Peoples Bancorp Inc. Retirement Savings Plan (the "Peoples 401(k) Plan"). All officers and employees of Peoples and its subsidiaries may participate in the Peoples 401(k) Plan, upon satisfying applicable eligibility criteria. Peoples' matching contributions and participant contributions may be invested in common shares providing each participant with motivation toward safe and sound long-term growth of Peoples. Peoples' matching contributions may vary at the discretion of the Board of Directors.

         The Compensation Committee will continue to monitor compensation issues to ensure adequate and appropriate compensation of Peoples' executive officers while creating a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.



SUBMITTED BY THE COMPENSATION COMMITTEE OF PEOPLES' BOARD OF DIRECTORS:

         Joseph H. Wesel, Chairman; Frank L. Christy; Wilford D. Dimit; and Thomas C. Vadakin, Members

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS


SUMMARY OF CASH AND OTHER COMPENSATION

         The following table shows, for the last three fiscal years, the cash compensation paid by Peoples and its subsidiaries, as well as other compensation paid or accrued for those years, to Robert E. Evans, the Chairman and Chief Executive Officer of Peoples and the four other most highly compensated executive officers of Peoples.


                           SUMMARY COMPENSATION TABLE

                               Annual Compensation
                               -------------------
                                                                            Long Term
                                                                           Compensation
                                           Salary                              Awards      All Other Compensation
                                      -----------------                    -------------   -----------------------

                                                                              Common       Interest on
                                                                              Shares       Deferred
                                             Base    Directors'             Underlying     Incentive
Name and Principal Position         Year    Salary   Fees (1)    Bonus (2)   Options (3)   Payment         All Other (4)
---------------------------         ----   --------  ----------  ---------  ------------   ------------    -------------
Robert E. Evans                     2003   $300,000  $16,600          -       18,187        $2,843          $13,000
President, Chief Executive Officer  2002   $290,000  $17,800      $139,000    11,729        $1,915          $10,272
and Chairman of the Board           2001   $273,160  $15,850       $86,592      -             -             $11,800

Mark F. Bradley                     2003   $165,000  $15,750          -        5,797          $969           $8,000
Chief Operating Officer             2002   $142,500     -          $52,298     2,828          $553           $5,252
                                    2001   $100,000     -          $25,000      -             -              $4,223

Joseph S. Yazombek                  2003   $156,000     -             -        6,679        $3,860           $7,118
Executive Vice President -          2002   $150,000     -          $59,700     4,875        $2,310           $6,377
Chief Lending Officer               2001   $145,600     -          $41,787      -             -              $6,211

David B. Baker                      2003   $153,000     -             -        5,302        $3,914           $6,885
Executive Vice President            2002   $150,000     -          $48,600     3,086        $2,576           $6,000
                                    2001   $147,040     -          $29,120      -             -              $6,269

Larry E. Holdren                    2003   $153,000     -             -        6,666        $4,873           $8,000
Executive Vice President            2002   $150,000     -          $59,550     4,215        $3,284           $5,500
                                    2001   $145,634     -          $37,128      -             -              $6,219


     (1) Includes fees received by Mr. Evans and Mr. Bradley for services rendered as a director of Peoples and its subsidiaries.

     (2) All bonuses were earned under the Performance Compensation Program, and are reported for the fiscal year for which they were earned. Bonuses are traditionally paid during the first quarter of the following fiscal year.

     (3) All numbers have been adjusted for 10% stock dividends issued on September 12, 2001 and June 28, 2002, and a 5% stock dividend issued on August 29, 2003. Options shown have been granted in respect of the prior year's performance. It is anticipated that no options will be granted to the named executive officers during the 2004 fiscal year in respect of performance for the 2003 fiscal year.

     (4) This number includes contributions by Peoples to the Peoples Bancorp Inc. Retirement Savings Plan on behalf of each of the named executive officers to match their pre-tax elective deferral contributions (included under "Salary"). For Mr. Evans, this number also includes the amount of $5,000, which was accrued pursuant to the terms of a Deferred Compensation Agreement between Mr. Evans and Peoples. See the discussion under "Deferred Compensation Agreement".


GRANT OF OPTIONS

         The following table sets forth information concerning individual grants of options made under Peoples' 2002 Stock Option Plan during the 2003 fiscal year to the named executive officers. Peoples has never granted stock appreciation rights.


                                           OPTION GRANTS IN LAST FISCAL YEAR
                                                                                            Potential Realizable Value
                                                                                             at Assumed Annual Rates
                              Number of          % of Total                                 of Share Price Appreciation
                            Common Shares      Options Granted                                       for
                              Underlying        to Employees   Exercise Price  Expiration        Option Term (2)
Name                     Options Granted (1)   in Fiscal Year     ($/Share)       Date           5%           10%
----                     ---------------       --------------     ---------     --------      -------       --------

Robert E. Evans                18,187              16.84%          $22.324      3/27/2013     $255,335      $647,070
Mark F. Bradley                 5,797               5.37%          $22.324      3/27/2013      $81,387      $206,250
Joseph S. Yazombek              6,679               6.19%          $22.324      3/27/2013      $93,769      $237,630
David B. Baker                  5,302               4.91%          $22.324      3/27/2013      $74,437      $188,638
Larry E. Holdren                6,666               6.17%          $22.324      3/27/2013      $93,587      $237,168
-------------------

     (1) All numbers have been adjusted for a 5% stock dividend issued on August 29, 2003.

     (2) All options were granted under the 2002 Stock Option Plan, and become exercisable as to 100% of the common shares on the third anniversary of the grant date. If employment with Peoples and its subsidiaries is terminated by reason of death, disability, or retirement in accordance with standard retirement policies of Peoples or its subsidiaries, vesting is accelerated and the option becomes exercisable in full until the earlier of 12 months from the date of termination of employment or the expiration date of the option. If employment is voluntarily terminated, only those options exercisable on the date of termination are exercisable until the earlier of 12 months from the date of termination or the expiration date of the option. No option may be exercised after the date of termination if termination is for "cause". In the event of a "change in control" (as defined in the 2002 Stock Option Plan), the options will automatically vest and become exercisable in full.

     (3) The dollar amounts reflected in this table are the result of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes, and assume the options are held until their respective expiration dates. Such dollar amounts are not intended to forecast future financial performance or possible future appreciation in the price of Peoples' common shares. Shareholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact the optionee will only realize value from the option grants shown if the price of Peoples' common shares appreciates, which benefits all shareholders commensurately.



OPTION EXERCISES AND HOLDINGS

         The following table summarizes information concerning options exercised during, and unexercised options held as of the end of the 2003 fiscal year by each of the named executive officers.

                                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                     AND FISCAL YEAR-END OPTION VALUES
                                                               Number of
                            Number of                   Common Shares Underlying         Value of Unexercised
                          Common Shares                   Unexercised Options            In-the-Money Options
                           Underlying                    at Fiscal Year End (1)         at Fiscal Year End (2)
                                                     ------------------------------- ------------------------------
          Name               Options         Value
                            Exercised      Realized   Exercisable   UnExercisable     Exercisable   Unexercisable
------------------------------------------------------------------------------------ ------------------------------
Robert E. Evans                 1,245          $2,922    47,242         49,712         $831,619       $456,835
Mark F. Bradley                   300          $2,677    10,734         16,278         $135,697       $175,194
Joseph S. Yazombek              7,000        $146,069    26,103         18,256         $428,701       $178,482
David B. Baker                  1,540         $22,755    33,103         15,090         $576,590       $158,001
Larry E. Holdren                9,765        $192,123    13,571         17,583         $163,938       $174,483
---------------------

     (1) These numbers have been adjusted to reflect stock dividends issued by Peoples since the respective grant dates of the options.

     (2) "Value of Unexercised In-the-Money Options at Fiscal Year End" is based upon the fair market value of Peoples' common shares on December 31, 2003 ($29.51) less the exercise price of in-the-money options at the end of the 2003 fiscal year.

PENSION PLAN

         The following table shows the estimated annual pension benefits payable upon retirement at age 65 on a lifetime annuity basis under the Peoples Bancorp Inc. Retirement Plan, a funded, noncontributory pension plan (the "Pension Plan"), to a covered participant in specified compensation and years of service classifications.


                          PENSION PLAN TABLE

                                   Years of Service at Normal Retirement
                                   -------------------------------------
    Annualized Average
   Monthly Compensation          15       20       25       30       35
   --------------------       -------  -------  -------  --------  --------
         $125,000             $31,888  $42,517  $53,146  $63,775   $63,775
         $150,000             $39,013  $52,017  $65,021  $78,025   $78,025
         $175,000             $46,138  $61,517  $76,896  $92,275   $92,275
         $200,000             $53,263  $71,017  $88,771  $106,525  $106,525
         and over

         Benefits listed in the Pension Plan Table are not subject to deduction for Social Security benefits or other amounts and are computed on a lifetime annuity basis.

         Monthly benefits upon normal retirement (age 65) are based upon 40% of "average monthly compensation" plus 17% of the excess, if any, of "average monthly compensation" over "covered compensation". For purposes of the Pension Plan, "average monthly compensation" is based upon the monthly compensation (including regular salary and wages, overtime pay, bonuses and commissions) of an employee averaged over the five consecutive credited years of service which produce the highest monthly average within the last ten years preceding retirement and "covered compensation" is the average of the 35 years of social security wage bases prior to social security retirement age. As of the end of the 2003 fiscal year, "covered compensation" for Mr. Evans was $48,492, Mr. Bradley $86,940, Mr. Yazombek $74,136, Mr. Baker $61,152, and Mr. Holdren $63,132. 2003 annualized average monthly compensation, to the extent determinable, for purposes of the Pension Plan, for Mr. Evans was $200,000, Mr. Bradley $200,000, Mr. Yazombek $164,955, Mr. Baker $153,000, and Mr. Holdren $153,000. As of the end of the 2003 fiscal year, credited years of service for Mr. Evans were 33, Mr. Bradley 12, Mr. Yazombek 20, Mr. Baker 29, and Mr. Holdren 22.


DEFERRED COMPENSATION AGREEMENT

         On November 18, 1976, Peoples Bank entered into a Deferred Compensation Agreement with Mr. Evans. Under this Agreement, Mr. Evans agreed to serve Peoples Bank as an employee until he reaches age 65 or until his earlier retirement, disability or death, and agreed not to engage in activities in competition with Peoples Bank. Under this Agreement, Mr. Evans or his beneficiaries are entitled to receive specified amounts upon Mr. Evans' retirement, disability or death, which amounts are payable monthly for ten years (with interest) or in one lump sum at the election of Peoples Bank. The principal amount payable to Mr. Evans is based upon the sum of the amounts accrued for his account during his years of employment with Peoples Bank. During Peoples' 2003 fiscal year, the amount of $5,000 was accrued for Mr. Evans' account pursuant to his Deferred Compensation Agreement and as of December 31, 2003, a total of $135,000 had been accrued for his account. The amount of $5,000 will be accrued for Mr. Evans' account upon the completion of each year of service to Peoples Bank until he reaches normal retirement age.

DIRECTORS' COMPENSATION

         Each director of Peoples received $850 per calendar quarter and $600 per meeting attended during the 2003 fiscal year. Each director of Peoples also serving on a Board committee received $100 for attending each committee meeting of less than one hour duration, or $150 for attending each committee meeting in excess of one hour. Each director of Peoples, other than Robert E. Evans and Mark F. Bradley, who also served as a director of Peoples Bank received $600 per calendar quarter and $400 for each regular monthly meeting attended during the 2003 fiscal year. Mr. Evans and Mr. Bradley received no quarterly compensation as a director of Peoples Bank and $250 for each regular monthly meeting attended.

         Since 1991, Peoples has maintained the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (the "Directors' Plan"). Voluntary participation in the Directors' Plan enables a director of Peoples, or of one of its subsidiaries, to defer all or a part of his or her directors' fees, including federal income tax thereon. Since January 2, 1998, directors have been permitted to allocate their deferrals between a cash account (earning interest equal to Peoples Bank's three-year CD interest rate) and a stock account (credited with common shares of Peoples based on the amount deferred and cash dividends on such common shares). The only right a participant has with respect to his cash account and/or stock account is to receive distributions upon retirement from service as a director. Distribution of the deferred funds is made in a lump sum or annual installments, at the election of the director, beginning in the first year in which the person is no longer a director. The stock account will be paid only in common shares and the cash account will be paid only in cash.

         Pursuant to their respective terms, non-qualified stock options have been automatically granted to non-employee directors of Peoples ("Non-Employee Directors") under Peoples' Amended and Restated 1993 Stock Option Plan (the "1993 Plan"), 1995 Stock Option Plan (the "1995 Plan"), and 1998 Stock Option Plan (the "1998 Plan"). No options have been granted to Non-Employee Directors under the 1993 Plan since April 10, 1997; no options have been granted to Non-Employee Directors under the 1995 Plan since April 15, 1999; and no options have been granted to Non-Employee Directors under the 1998 Plan since March 10, 2000. All options were granted with an exercise price equal to 100% of the fair market value of the underlying common shares on the date of grant and a ten-year term.

         Under the 1993 Plan, if a Non-Employee Director ceases to be a director for reasons other than his death, such options may be exercised for a period of three months, subject to their stated term. If a Non-Employee Director dies, those options may be exercised for a period of one year following the date of death, subject to their stated term.

         Under the 1995 Plan and 1998 Plan, if a Non-Employee Director ceases to be a director for any reason other than his death or for "cause", such options may be exercised in full until the expiration of the term of the options. However, if the former Non-Employee Director dies prior to the expiration of the term of his options, those options may only be exercised for a period of two years following his death, subject to the stated term of the options. If a Non-Employee Director ceases to be a director for cause, all options will immediately terminate.

         Pursuant to the terms of the 2002 Stock Option Plan (the "2002 Plan"), each individual then serving as a Non-Employee Director receives an annual grant, on the date of each annual meeting of shareholders, of options to purchase 1155 common shares (as adjusted for the 10% stock dividend issued on June 28, 2002 and the 5% stock dividend issued on August 29, 2003 and as may be further adjusted for future changes in the number of outstanding common shares of Peoples). All options become 100% exercisable on the first anniversary of the grant date. Under the 2002 Plan, if a Non-Employee Director ceases to be a director due to death, disability (with three years service), or retirement (with five years service), such options immediately vest and may be exercised until the earlier of 12 months after ceasing to so serve and the expiration date of the options. If a Non-Employee Director voluntarily ceases service as a director, only those options exercisable on the date of termination may be exercised during the period described in the preceding sentence. If a Non-Employee Director ceases to be a director for cause, all options will terminate immediately.

                                PERFORMANCE GRAPH


         The following line graph compares the yearly percentage change in Peoples' cumulative total shareholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of Peoples' common shares at the end and the beginning of the measurement period; by (ii) the price of Peoples' common shares at the beginning of the measurement period) against the cumulative return for an index comprised of all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small Cap Market ("NASDAQ Stock Market (U.S. Companies)"), and an index comprised of all depository institutions (SIC Code #602) and depository institutions holding companies (SIC Code #671) that are traded on the NASDAQ National Market and the NASDAQ Small Cap Market ("NASDAQ Bank Stocks") for the five-year period ended December 31, 2003.


                      (ACTUAL NUMBERS PLOTTED ON A GRAPH)

                                         NASDAQ STOCKS
Year Ended       Peoples Bancorp Inc.    U.S. Companies  NASDAQ Bank Stocks
----------       --------------------    --------------  ------------------
12/31/1998            $100.00                $100.00          $100.00
12/31/1999              99.23                $185.43           $96.15
12/31/2000              77.79                $111.83          $109.84
12/31/2001             109.78                 $88.77          $118.92
12/31/2002             171.38                 $61.37          $121.74
12/31/2003             212.66                 $91.75          $156.62


Notes:

     1.   Total return assumes reinvestment of dividends.

     2.   Fiscal year ending December 31.

     3. Return based on $100 invested on December 31, 1998, in Peoples' common shares, an index for NASDAQ Stock Market (U. S. Companies), and an index for NASDAQ Bank Stocks.

                    PROPOSED AMENDMENT OF CODE OF REGULATIONS
       TO DESIGNATE ADDITIONAL OFFICERS TO BE ELECTED BY THE DIRECTORS AND
                TO CLARIFY AND SEPARATE THE ROLES OF THE OFFICERS
                -------------------------------------------------
                                (Item 2 on Proxy)


PURPOSE OF PROPOSAL

         Section 3.01 of Peoples' Code of Regulations currently provides that the officers of Peoples to be elected by the directors are the president, the secretary, the treasurer and, if desired, one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. The directors may elect a chairman of the board, who must be a director. Under Section 3.04 of Peoples' Code of Regulations, the president of Peoples must also be the chief executive officer.

         To better assign management responsibilities, the Board of Directors needs the flexibility to assign titles to senior management of Peoples that more accurately describe the separate areas of responsibility assigned.


Proposal

         It is proposed that shareholders adopt amendments to Peoples' Code of Regulations to create the office of chief executive officer and to clarify the duties of each of the chairman of the board and the president. It is further proposed that shareholders adopt amendments to Peoples' Code of Regulations to allow the directors to elect executive vice presidents as well as vice presidents and to clarify that the executive vice presidents and the vice presidents will perform the duties and exercise the powers assigned to them by the Board of Directors, and to permit the Board of Directors to assign certain leadership responsibilities to a non-executive member of the Board of Directors as a leadership director.

         Specifically, the Board of Directors proposes that Article THREE of Peoples' Code of Regulations be amended to: (i) delete current Section 3.01 and replace it in its entirety with the following Section 3.01; (ii) delete current Sections 3.03, 3.04 and 3.05 and replace them in their entirety with the following Sections 3.03, 3.04, 3.05, 3.06, 3.07 and 3.08; (iii) add the
following Section 3.11; and (iv) renumber existing Sections 3.06, 3.07 and 3.08 as Sections 3.09, 3.10 and 3.12, respectively.

         The text of new Sections 3.01, 3.03, 3.04, 3.05, 3.06, 3.07, 3.08 and
3.11 would read as follows:

         Section 3.01. Officers.
         -----------------------

       The officers of the corporation to be elected by the directors shall be a chairman of the board, a chief executive officer, a president, a leadership director if the chairman of the board is the chief executive officer or the president, one or more executive vice presidents, one or more vice presidents, a secretary, a treasurer, and such other officers and assistant officers as the directors may, from time to time, elect. Any person or persons holding the office of chairman of the board, leadership director, chief executive officer or president must be a director of the corporation. The other officers of the corporation may or may not be directors of the corporation. Officers need not be shareholders of the corporation unless they are also directors of the corporation, and may be paid such compensation as the board of directors (or a committee thereof) may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the By-Laws to be executed, acknowledged or verified by two or more officers.

         Section 3.03. Duties of the Chairman of the Board.
         --------------------------------------------------

       The chairman of the board shall preside at all meetings of the directors. Except as otherwise provided by law, the Articles, the Regulations or resolution of the directors, the chairman of the board shall have the same power as the president to sign all certificates evidencing shares of the corporation. The chairman of the board shall perform such other duties and exercise such other powers as the directors may, from time to time, assign to the chairman of the board.

         Section 3.04.  Duties of the Leadership Director.
         -------------------------------------------------

       The board of directors may elect one of its non-executive members to the position of leadership director to preside at meetings of the board in executive session when the chairman of the board is also holding an executive officer position.

         Section 3.05. Duties of the Chief Executive Officer.
         ----------------------------------------------------

       The chief executive officer of the corporation shall have, subject to the control of the directors, general supervision and management over the business of the corporation and over its officers and employees. Except as otherwise provided by law, the Articles, the Regulations or resolution of the directors, the chief executive officer shall have the same power as the president to sign all deeds, mortgages, bonds, contracts, notes and other instruments of the corporation. During the absence or disability of the president, the chief executive officer shall exercise all of the powers and perform all of the duties of the president except as otherwise provided by law. The chief executive officer shall preside at all meetings of the shareholders. The chief executive officer shall perform such other duties and exercise such other powers as the directors may, from time to time, assign to the chief executive officer.

         Section 3.06. Duties of the President.
         --------------------------------------

       The president of the corporation shall have, subject to the control of the directors and, if there be one, the chief executive officer, general and active supervision and management over the business of the corporation and over its officers and employees. The president shall be the principal operating and administrative officer of the corporation. If there is no chief executive officer, the president shall exercise all of the powers and perform all of the duties of the chief executive officer. Except as otherwise provided by law, the Articles, the Regulations or resolution of the directors, the president shall have the power to sign all certificates evidencing shares of the corporation and all deeds, mortgages, bonds, contracts, notes and other instruments of the corporation. The president shall, in the absence of the chief executive officer, preside at all meetings of the shareholders. The president shall perform such other duties and exercise such other powers as the directors may, from time to time, assign to the president.

         Section 3.07. Duties of Executive Vice Presidents.
         --------------------------------------------------

       The executive vice presidents shall perform such duties and exercise such powers as the directors may, from time to time, assign to them.

         Section 3.08. Duties of Vice Presidents.
         ----------------------------------------

       The vice presidents shall perform such duties and exercise such powers as the directors may, from time to time, assign to them.

         Section 3.11.  Other Officers.
         ------------------------------

       Other elected officers shall perform such duties and exercise such powers as the directors may, from time to time, assign to them under the officer titles designated.

RECOMMENDATION AND VOTE

         The affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of Peoples is required to adopt the proposed amendments to Article THREE of the Code of Regulations. As of February 16, 2004, Peoples' executive officers and directors, their respective associates and Peoples Bank, through Peoples Financial Advisors group, held common shares representing approximately 16.58% of the voting power of Peoples.

         The effect of an abstention or a broker non-vote on the proposed amendments to Article THREE of the Code of Regulations is the same as a "no" vote. If adopted by the shareholders, the proposed amendments to Article THREE would become effective immediately without any additional action.

         The Board of Directors recommends that shareholders vote for the adoption of the proposed amendments to Article THREE of Peoples' Code of Regulations.

         All valid proxies received prior to the Annual Meeting which do not specify how common shares should be voted (other than proxies which constitute broker non-votes) will be voted for the adoption of the proposed amendments to Article THREE of the Code of Regulations.


                              SHAREHOLDER PROPOSALS
                             FOR 2005 ANNUAL MEETING

         Proposals by shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Corporate Secretary of Peoples no later than November 5, 2004, to be included in Peoples' proxy, notice of meeting and proxy statement relating to that meeting. Upon receipt of a shareholder proposal, Peoples will determine whether or not to include the proposal in the proxy materials in accordance with applicable rules and regulations promulgated by the SEC. The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2005 Annual Meeting of Shareholders, and does not notify the Corporate Secretary of Peoples of the proposal by January 19, 2005, the proxies solicited by the Board of Directors for use at the 2005 Annual Meeting may be voted on the proposal, without discussion of the proposal in Peoples' proxy statement for the 2005 Annual Meeting. In each case, written notice must be given to Peoples' Corporate Secretary, at the following address: Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738.

         Shareholders desiring to nominate candidates for election as directors at the 2005 Annual Meeting must follow the procedures described in "ELECTION OF DIRECTORS - Nominating Procedures".



                             AUDIT COMMITTEE MATTERS

Audit Committee Report to Shareholders for the Fiscal Year Ended December 31,
2003

         In accordance with the SEC's rules, the Audit Committee has issued the following report for the 2003 fiscal year:

Role of the Audit Committee, Independent Auditors and Management
----------------------------------------------------------------

         The Audit Committee consists of seven directors who qualify as independent under the NASDAQ Corporate Governance Standards and Rule 10A-3 under the Exchange Act, and operates under a written charter adopted by the Board of Directors. The Audit Committee appoints the independent auditors employed by Peoples.

         The Audit Committee oversees Peoples' accounting and financial reporting processes on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the accounting and financial reporting processes, including the establishment and maintenance of adequate internal control over financial reporting for Peoples. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for the 2003 fiscal year with management, including a discussion of the quality, and not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

         Ernst & Young LLP ("E&Y") served as independent auditors for Peoples for the 2003 fiscal year. E&Y is responsible for performing an audit of Peoples' consolidated financial statements in accordance with US GAAP. The Audit Committee reviewed with E&Y their judgments as to the quality, not just the acceptability, of Peoples' accounting principles as applied in its financial reporting and the other matters required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communication With Audit Committees), as modified. In addition, the Audit Committee discussed with E&Y the auditors' independence from management and Peoples including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified. The Audit Committee considered the non-audit services rendered by E&Y to be compatible with maintaining E&Y's independence.

         The Audit Committee discussed with Peoples' internal auditors and E&Y the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and E&Y, with and without management present, to discuss the results of their respective audits, their evaluations of Peoples' system of internal control over financial reporting, and the overall quality of Peoples' financial reporting.

Management's Representations and Audit Committee Recommendations
----------------------------------------------------------------

         Management has represented to the Audit Committee that the audited consolidated financial statements as of and for the fiscal year ended December 31, 2003, were prepared in accordance with US GAAP and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited consolidated financial statements be included in Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 2003 to be filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF PEOPLES' BOARD OF DIRECTORS:

         Wilford D. Dimit, Chairman; Carl L. Baker, Jr., George W. Broughton, Frank L. Christy, Robert W. Price, Thomas C. Vadakin, and Joseph H. Wesel, Members.


PRE-APPROVAL POLICY

         Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to assure that they do not impair the auditors' independence from Peoples. The SEC's rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee's responsibility for administration of the engagement of the independent auditors. Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, an Audit and Non-Audit Services Pre-Approval Policy (the "Pre-Approval Policy"), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditors may be pre-approved.

         The purpose of the Pre-Approval Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities. It does not delegate the Audit Committee's responsibilities to pre-approve services performed by the independent auditors to management.

         Consistent with the SEC's rules, the Pre-Approval Policy provides two different approaches to pre-approving services. Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee ("general pre-approval") or require the specific pre-approval of the Audit Committee ("specific pre-approval"). The combination of these two approaches in the Pre-Approval Policy results in an effective and efficient procedure to pre-approve services performed by the independent auditors. As set forth in the Pre-Approval Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditors. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

         The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

         Appendices to the Pre-Approval Policy describe the Audit, Audit-related, Tax and All Other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. The Audit Committee will add or subtract to the list of general pre-approved services from time to time, based on subsequent determinations.

         All requests or applications for services to be provided by the independent auditors that do not require specific approval by the Audit Committee will be submitted to the Chief Financial Officer and must include a detailed description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditors.

         Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditors and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

         The Audit Committee has designated the head internal auditor of Peoples to monitor the performance of all services provided by the independent auditors and to determine whether such services are in compliance with the Pre-Approval Policy. The head internal auditor will report to the Audit Committee on a periodic basis on the results of this monitoring. Both the head internal auditor and management will immediately report to the chairman of the Audit Committee any breach of the Pre-Approval Policy that comes to the attention of the head internal auditor or any member of management.

         The Audit Committee will also review the head internal auditor's annual internal audit plan to determine that the plan provides for the monitoring of the independent auditors' services.



SERVICES OF THE INDEPENDENT AUDITOR FOR THE 2003 FISCAL YEAR

         In March 2003, upon recommendation of the Audit Committee, the Board of Directors of Peoples appointed the accounting firm of E&Y to serve as independent auditors of Peoples for the 2003 fiscal year. Fees billed for services rendered by E&Y for each of the 2003 fiscal year and the 2002 fiscal year were:



A.  Pre-Approved Audit Services
    ---------------------------


  Service
  -------                                                                        Actual 2003            Actual 2002
                                                                              Fees and Expenses       Fees and Expenses
                                                                              -----------------       -----------------
Statutory audits or financial audits for subsidiaries or affiliates of             $194,350               $154,445
Peoples' including quarterly reviews, review of Forms 10-Q and 10-K

Services associated with SEC registration statements, periodic reports              $7,500                $107,500
and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters

Attestation of management reports on internal controls under FDICIA                 $17,000                $16,000

Expanded procedures for attestation of management reports on internal               $17,060                  $0
controls under  FDCIA following requirements of Section 404 of the
Sarbanes-Oxley Act of 2002
                                                                            ---------------------- ----------------------
Total                                                                              $235,910               $277,945


B.  Pre-Approved Audit-Related Services
    -----------------------------------

  Service
  -------                                                                        Actual 2003           Actual 2002
                                                                               Fees and Expenses    Fees and Expenses
                                                                               -----------------    -----------------
Due diligence services pertaining to potential business                             $3,500                $69,000
acquisitions/dispositions

Consultations by Peoples' management as to the accounting or disclosure             $9,000                 $9,500
treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC,
FASB, or other regulatory or standard-setting bodies

Statutory, subsidiary or equity investee audits incremental to the audit            $7,200                     $0
of the consolidated financial statements

General assistance with implementation of the requirements of SEC rules            $11,000                     $0
or listing standards promulgated pursuant to the Sarbanes-Oxley Act of
2002
                                                                            ---------------------- ---------------------
Total                                                                              $30,700                $78,500


C.  Pre-Approved Tax Services
-----------------------------


Service
-------                                                                          Actual 2003           Actual 2002
                                                                               Fees and Expenses    Fees and Expenses
                                                                               -----------------    -----------------

U.S. federal, state and local tax planning and advice (including tax               $35,825               $90,000
services related to private foundation in 2003)

U.S. federal, state and local tax compliance                                       $28,325               $29,850

Assistance with tax audits and appeals before the IRS and similar state,            $5,000                $5,500
local and foreign agencies

Tax services related to mergers and acquisitions                                   $18,450               $21,375

Tax advice and assistance regarding statutory, regulatory or                       $24,360                    $0
administrative developments including low income housing and business owned life insurance tax matters
                                                                            ---------------------- ---------------------
Total                                                                             $111,960              $146,725


D.  Pre-Approved All Other Services


Service
-------                                                                          Actual 2003           Actual 2002
                                                                               Fees and Expenses    Fees and Expenses
                                                                               -----------------    -----------------
Risk management advisory services, e.g. assessment and testing of                   $0                  $74,866
security infrastructure controls, record keeping issues related to empoloyee benefit plans, etc.
                                                                            ---------------------- ---------------------

Total                                                                               $0                  $74,866



               NOTIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


                  Pursuant to the appointment by the Audit Committee, E&Y will serve as independent auditors of Peoples for the 2004 fiscal year. As previously noted, in March 2003, upon recommendation of the Audit Committee, the full Board of Directors appointed E&Y to serve as independent auditors of Peoples for the 2003 fiscal year. E&Y has served as Peoples' independent auditors since 1995. The Board of Directors expects representatives of E&Y will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


                                  OTHER MATTERS



         As of the date of this proxy statement, the Board of Directors knows of no business to be presented for action by the shareholders at the Annual Meeting other than that discussed in this proxy statement. However, if any other matter requiring a vote of the shareholders is properly presented at the Annual Meeting, or at any adjournment, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing.

         It is important that proxies be voted and returned promptly; therefore, shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign, and return the enclosed proxy card in the self-addressed envelope furnished herewith.

                   By Order of the Board of Directors

               /s/ ROBERT E. EVANS

                   Robert E. Evans
                   President, Chief Executive Officer and Chairman of the Board

                              PEOPLES BANCORP INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON APRIL 8, 2004
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder(s) of common shares of Peoples Bancorp Inc. ("Peoples") hereby constitutes and appoints Robert E. Evans and Joseph H. Wesel, and each of them, the proxy or proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Shareholders of Peoples (the "Annual Meeting") to be held on Thursday, April 8, 2004 in the Ball Room, Holiday Inn, 701 Pike Street, Marietta, Ohio (Interstate 77, Ohio exit 1) at 10:30 A.M., local time in Marietta, Ohio, and any adjournment thereof, and to vote all of the common shares of Peoples which the undersigned is entitled to vote at such Annual Meeting or at any adjournment thereof, as follows:

     1. To elect the following directors for terms of three years each* Nominee Term Expires In

          Robert E. Evans     (for re-election)      2007
          Robert W. Price     (for re-election)      2007
          Paul T. Theisen     (for re-election)      2007

          [  ] FOR             [  ]  AGAINST         [  ] FOR ALL EXCEPT

         *(INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and write the name of that nominee in the space provided below.)
         ---------------------------------------------------------------------


     2. To adopt amendments to Article THREE of Peoples' Code of Regulations to designate additional officers to be elected by the directors and clarify and separate the roles of the officers.

           [  ] FOR             [  ]  AGAINST         [  ] ABSTAIN

     3. In their discretion, the individuals designated to vote this proxy are authorized to vote upon any other matter (none known at the time of solicitation of this proxy) which properly comes before the Annual Meeting or any adjournment thereof.

     WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF PEOPLES AND FOR PROPOSAL NO. 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THIS PROXY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

     All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and a copy of the Proxy Statement for the April 8, 2004 meeting and the Summary Annual Report and Form 10-K of Peoples for the fiscal year ended December 31, 2003.

                    Dated:  _______________________________________, 2004


                     -------------------------------------------------
                                        Shareholder

                     -------------------------------------------------
                                        Shareholder

     Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders MUST sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign that entity's name by authorized person. (Please note any change of address on this proxy.)

   PLEASE FILL IN, DATE, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE

                                   APPENDIX A


         Audit Committee Charter to be presented and adopted by the full
                    Board of Directors on February 12, 2004

                         CHARTER OF THE AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                              PEOPLES BANCORP INC.

Purpose:

Acting pursuant to Section 2.10 of the Code of Regulations of Peoples Bancorp Inc. (the "Company"), the Board of Directors (the "Board") has established an Audit Committee (the "Committee") whose purpose is to provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, and potential shareholders of the Company, the investment community and others relating to the integrity of the accounting of the Company's financial statements and accounting and financial reporting processes; the systems of internal accounting and financial controls; the audits of the financial statements of the Company; the performance of the Company's internal audit function and independent auditors; the independent auditors' qualifications and independence; and the Company's compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors, Auditor of the Company (the "Auditor"), General Counsel of the Company (the "General Counsel"), and management of the Company.

Authority:

In discharging its oversight role, the Committee is empowered and authorized to investigate any matter brought to its attention or otherwise within the scope of its duties and responsibilities, with full access to all books, records, facilities, and personnel of the Company and its subsidiaries; to engage independent counsel and other advisers as the Committee determines necessary to carry out its duties and responsibilities; and to demand and receive funding by the Company for the payment of compensation to the independent auditors engaged by the Committee for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company or any of its subsidiaries; compensation to any advisors employed by the Committee; and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee's duties and responsibilities.


Membership:


The Committee shall consist of a minimum of three members of the Board of Directors, each of whom shall be recommended by the Governance and Nominating Committee and appointed by and serve at the pleasure of the Board. Each member of the Committee shall be free of any relationship, which, in the opinion of the Board, may interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director of the Company. All Committee members must:


     o satisfy the independence requirements prescribed by the applicable rules of The Nasdaq Stock Market, Inc. ("Nasdaq");

     o meet the independence criteria set forth in Rule 10A-3(b)(1) under the Securities and Exchange Act of 1934 (the "Exchange Act") in that, other than in his or her capacity as a member of the Committee, the Board of Directors, or any other Board Committee, of the Company or of its subsidiaries, he or she may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or its subsidiaries or be an affiliated person of the Company or its subsidiaries;

     o be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement; and

     o not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, which results in the individual's financial sophistication.

                          Duties and Responsibilities:
                          ----------------------------

The primary responsibility of the Committee is to oversee the Company's accounting and financial reporting processes on behalf of the Board and report the results of their activities to the Board. While the Committee has the oversight responsibilities and authority set forth in this Charter, it is not the duty of the Committee to prepare the Company's financial statements, to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The independent auditors are responsible for auditing the Company's financial statements and issuing an attestation report on management's assessment of the Company's internal control over financial reporting, for reviewing the Company's unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the audit Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

The Committee shall be directly responsible for the appointment and termination, compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee, pursuant to the Audit and Non-Audit Services Pre-approval Policy, as adopted from time to time by the Board and the Committee, shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law, rule or regulation, including, without limitation, the rules and regulations implemented by the Securities and Exchange Commission (the "SEC") or the Public Company Accounting Oversight Board.. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.



The Company must disclose the following in each annual proxy statement and Annual Report on Form 10-K:

     o    the Committee's Audit and Non-Audit Services Pre-approval Policy;

     o the percentage of total fees paid to the independent auditors where the de minimus exception in section 2-01(C)(7)(i)(C) of SEC Regulation S-X to the pre-approval requirements was used; and

     o the amounts of "audit fees", "audit-related fees," "tax fees" and "all other fees" paid by the Company to the independent auditors for each of the two most recently completed fiscal years.


At least annually, the Committee shall obtain and review separate reports by the independent auditors and Auditor describing:

     o The independent auditors' or Auditor's internal quality control procedures.

     o Any material issues raised by the most recent internal quality control review, including computerized information systems controls and security, by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors or Auditor, and any steps taken to deal with any such issues.

     o Any difficulties the independent auditors or Auditor encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

The Committee shall be responsible for ensuring that the independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented. The Committee shall also be responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent auditors.

The Committee shall assure the regular rotation of the lead audit partner and independent review partner of the independent auditors as required by applicable laws, rules and regulations. In addition, the committee shall set clear hiring policies for employees or former employees of the independent auditors that comply with applicable laws, rules and regulations, including the rules and regulations of the SEC and Nasdaq.

The Committee shall discuss with the Auditor and the independent auditors annually, before each audit begins, the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall address the coordination of the audit efforts to assure best completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

 The Committee shall discuss with management, the Auditor, and the independent auditors the adequacy and effectiveness of the Company's systems of disclosure controls and procedures and internal control over financial reporting and related accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs as well as assess the steps taken by management or proposed by management, to minimize such risks. Further the Committee shall consider any significant findings and recommendations including any management letter or schedule of unadjusted differences from the Auditor or independent auditors.

The Committee shall receive regular reports from the independent auditors on the critical accounting policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

The Committee shall review and concur in the appointment, replacement, reassignment or dismissal of the Auditor, the scope of the internal audit, the internal audit budget and staffing, internal audit charter and the Auditor's compliance with the Institute of Auditor Standards for Professional Practice of Internal Auditing.

The Committee shall review management's assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' attestation report on management's assessment. Additionally, the Committee shall review with the Chief Executive Officer and the Chief Financial Officer of the Company the quality of earnings of the Company.

The Committee shall receive General Counsel's reports of (i) evidence of a material violation of an applicable United States federal or state securities law, material breaches of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law; and (ii) and asserted and unasserted claims and liabilities.

The Committee shall review and reassess this Charter at least annually and obtain the approval of the Board regarding any recommended changes.

The Committee shall review and evaluate the performance of the independent auditors and review with the full Board any proposed discharge of the independent auditors.

The Committee shall perform an evaluation of its performance at least annually to determine whether the Committee is functioning effectively.



Reporting:

The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

The Committee shall review the interim financial statements and the disclosures to be made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

The Committee shall review with management and the independent auditors the financial statements and disclosures to be made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including the independent auditors' judgment about the quality, not just the acceptability, of accounting principles as applied in its financial reporting, the consistency of the Company's, the reasonableness of accounting estimates, and the clarity and completeness of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

The Committee shall recommend to the Board whether the Company's audited financial statements should be included in the Annual Report on Form 10-K.

The Committee shall review disclosures made by the Chief Executive Officer and the Chief Financial Officer of the Company during the certification process in respect of each Quarterly Report on Form 10-Q and each Annual Report on Form 10-k, about significant deficiencies and material weaknesses in the design or operation of the Company's internal control over financial reporting and any fraud that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Committee shall also discuss any changes in the Company's internal control over financial reporting which occurred during the last fiscal quarter.

The Committee shall prepare the Audit Committee Report to be integrated in the Company's annual proxy statement, as required by SEC rules and regulations, as well as review any other information related to the duties and responsibilities of the Committee required to be disclosed under applicable laws, rules and regulations, including the rules and regulations of the SEC and Nasdaq.


Meetings and Minutes:

The Committee shall hold regular meetings at least four times each year each time the Company proposes to issue a press release with its quarterly or annual earnings information and such special meetings as the Chair of the Committee or the Chairman of the Board may direct. The Committee shall be chaired by one of its members nominated by the Governance and Nominating Committee and appointed by the Board. All members of the Committee are expected to attend each meeting, in person or via teleconference or other means of electronic communications permitted under applicable law and the Company's Amended Articles of Incorporation and Code of Regulations. The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board. The Committee may act by a majority of its members at a meeting or without a meeting if all members consent to the action in writing or by any means of electronic transmission permitted under applicable law. At each regularly scheduled meeting of the Board, the Chair of the Committee shall provide the Board with a report of the Committee's activities and proceedings. The Committee may ask members of management, the Auditor, General Counsel, the independent auditors or others to attend the meetings and provide pertinent information as necessary.

The Committee shall conduct executive sessions with the independent auditors, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Controller, the Auditor, the General Counsel or anyone else as desired by the Committee.


Code of Ethics and Related Party Transactions:

The Committee shall review with the Auditor and General Counsel legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

The Committee shall periodically review with the Auditor and General Counsel the Company's Code of Ethics to ensure that it is adequate and up-to-date as well as review results of the Auditor's and General Counsel's monitoring of compliance with the Code of Ethics.

The Committee shall establish and review the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters that may be submitted by any person, as well as review each such complaint received, its current status or resolution.

The Committee shall establish and review procedures for the confidential, anonymous submission by employees of the Company or its subsidiaries of concerns regarding questionable accounting or audit matters, as well as review each such submission received, its current status or resolution.

The Committee shall conduct a review and approve each related party transaction (any transaction required to be disclosed pursuant to Item 404 of SEC Regulation S-K) for potential conflict of interest situations on an ongoing basis.